INDEPENDENT AUDITORS' CONSENT


We consent to the use in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission and in the Form AC filed with the Office of Thrift Supervision of our report dated March 22, 2002, on the financial statements of First Pennsylvania Savings Association for the years ended December 31, 2001 and 2000. We also consent to the references to us under the heading "Experts" in the Registration Statement on Form S-1 and the Form AC.


/s/ Stokes & Hinds, LLC


October 3, 2002
Pittsburgh, Pennsylvania